UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2014

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2014, Kohl’s Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Kevin Mansell, the Company’s Chairman, Chief Executive Officer and President.  The Employment Agreement supersedes the Amended and Restated Employment Agreement dated as of April 1, 2012.

While Mr. Mansell has no current intention to retire from his positions with the Company, the Employment Agreement is intended assure a smooth and orderly transition to his successor upon his eventual retirement.  The Employment Agreement also allows the Company to retain Mr. Mansell’s services for a period following his eventual retirement.

The Employment Agreement provides that, unless terminated earlier as described below, the Company’s Board of Directors will determine the date upon which Mr. Mansell’s service as the Company Chief Executive Officer will end (such date is referred to as the “Transition Date,” and the period commencing on the date of the Employment Agreement and ending on the Transition Date is referred to as the “CEO Term”).

CEO Term.  During the CEO Term, Mr. Mansell will continue to receive his current compensation, subject to adjustment from time to time as determined by the Board, and will be eligible to participate in the compensatory plans and receive generally the same benefits to which he was entitled under his prior agreement, except as described below.

The Company may terminate Mr. Mansell’s employment during the CEO Term and all of the Company’s obligations under the Employment Agreement at any time for Cause, and Mr. Mansell may terminate his employment and obligations under the Employment Agreement by resignation.  If Mr. Mansell’s employment is terminated for Cause or due to his resignation, he will have no further rights against the Company under the Employment Agreement, except for the right to receive any unpaid base salary and payment of any accrued but unused vacation, reimbursement of certain expenses and unpaid bonus, if any, attributable to any complete fiscal year of the Company ended before the date of termination.  Mr. Mansell will no longer be entitled to cash severance benefits upon termination by the Company without Cause or by Mr. Mansell for Good Reason, and any provisions in award agreements relating to unvested equity incentive awards previously granted to Mr. Mansell providing for accelerated or continued vesting in those cases will be disregarded.

Transition Period.  Effective as of the Transition Date, Mr. Mansell’s term as the Chief Executive Officer of the Company shall end.  However, the Board may, at its sole discretion, appoint Mr. Mansell as the non-executive Chairman of the Board on the Transition Date and if so appointed, Mr. Mansell shall serve in such capacity until the second annual anniversary of the Transition Date, or such earlier date as determined by the Board (the “Transition Period”).

During the Transition Period, Mr. Mansell will be compensated for his services as a non-employee Director and non-executive Chairman under the Company’s director compensation policies.   In addition, provided that Mr. Mansell remains employed as Chief Executive Officer until the Transition Date and complies with the applicable provisions of the Employment Agreement during the Transition Period, he will be entitled to the following consideration following the Transition Date:

•

Continued vesting of stock options through the last day of the Transition Period, at which time all unvested stock options will immediately vest and remain exercisable until the first anniversary of the end of the Transition Period or, if earlier, the option expiration date set forth in the applicable option award agreement;

•

Continued vesting of restricted stock through the last day of the Transition Period, at which time all unvested restricted shares will immediately vest (subject to the achievement of applicable performance requirements, as the case may be);

•

Continued vesting of performance share units in accordance with their terms, including the previously established performance criteria applicable to such units;

•

A prorated portion of his Annual Incentive Plan bonus for the Company’s fiscal year in which the Transition Date occurs; and

•

Continuation of health insurance benefits substantially the same as the benefits to which he is entitled as of the date of the Employment Agreement.

In the event the Board determines in its sole discretion for any reason (other than for “cause” or due to an “act of misconduct”), at or any time after the Transition Date but before the two-year anniversary of the Transition Date, to elect anyone other than Mr. Mansell to serve as Chairman of the Board, Mr. Mansell will be entitled to receive all remaining benefits under that would have been provided to him if he had continued as Chairman for such two-year period, subject to certain conditions.  Mr. Mansell’s additional consideration during the Transition Period is conditioned upon his execution of a written release agreement.

The Employment Agreement contains non-competition provisions applicable during the CEO Term and for the two-year period following termination, for whatever reason, of his employment with the Company.  The Employment Agreement also contains customary covenants relating to confidentiality, assignment of business ideas, non-disparagement and non-solicitation.

Simultaneous with the execution of the Employment Agreement, Mr. Mansell also executed a Chairman Non-Competition and Confidentiality Agreement, which will become effective as of the Transition Date as long as Mr. Mansell becomes the non-executive Chairman of the Board on such date.  The Chairman Non-Competition and Confidentiality Agreement contains non-solicitation and non-competition covenants applicable during and for a one-year term following the Transition Period.

The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement dated as of November 14, 2014, by and between Kohl’s Department Stores, Inc., Kohl’s Corporation and Kevin Mansell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2014

KOHL’S CORPORATION

By:/s/ Richard D. Scbepp

Richard D. Schepp

Senior Executive Vice President,

Human Resources, General Counsel

and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement dated as of November 14, 2014, by and between Kohl’s Department Stores, Inc., Kohl’s Corporation and Kevin Mansell